UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 3, 2012, the Audit Committee of the Board of Directors of Chrysler Group LLC (“Chrysler Group” or the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm effective as of the date of Deloitte’s completion of audit services for the year ending December 31, 2012, and the filing of the Company’s Annual Report on Form 10-K. On December 3, 2012, the Audit Committee also approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Audit Committee recommended this change because, since January 1, 2012, Reconta Ernst & Young S.p.A. has served as the auditor for Fiat S.p.A. and its consolidated subsidiaries, which include Chrysler Group. The Board of Directors concurred with the Audit Committee’s recommendations.

During the two years ended December 31, 2011 and 2010, and the subsequent interim period through December 3, 2012, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with their reports on the consolidated financial statements of Chrysler Group for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Moreover, the reports of Deloitte on Chrysler Group’s consolidated financial statements for the years ended December 31, 2011 and 2010, did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

Deloitte has not yet issued its report on the Chrysler Group consolidated financial statements for the year ending December 31, 2012, and the Company has not yet filed the related Annual Report on Form 10-K. Upon the issuance by Deloitte of their report on the Chrysler Group consolidated financial statements for the year ending December 31, 2012, and the effectiveness of the dismissal of Deloitte, the Company will file an amendment to this Form 8-K to complete the disclosures required by Item 304(a)(1) of Regulation S-K.

During the two years ended December 31, 2011 and 2010, and the subsequent interim period through December 3, 2012, the Company has not consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Chrysler Group’s consolidated financial statements, and no written report or oral advice was provided to the Company by Ernst & Young that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Chrysler Group had provided Deloitte a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested Deloitte to furnish the Company a letter addressed to the Commission indicating whether it agrees with the above statements. A copy of Deloitte’s letter is included as Exhibit 16.1 to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2012, the Company restructured the 2009 directors’ equity grant to Sergio Marchionne, Chairman of Chrysler Group’s Board of Directors and the Company’s Chief Executive Officer, President and Chief Operating Officer.

Mr. Marchionne has historically received no compensation from Chrysler Group for his service as Chief Executive Officer, President and Chief Operating Officer. However in early 2010, Mr. Marchionne received a one-time grant representing 499,478.5 Chrysler Group Units. This grant was economically identical to the grants that had been made in late 2009 to all the other members of the Chrysler Group Board (the “Director Grants”), except that only Mr. Marchionne’s grant had to comply with the structural requirements applicable under the Troubled Asset Relief Program. The relevant difference between Mr. Marchionne’s grant and the other Director Grants was that Mr. Marchionne’s grant had to become payable at a fixed time (June 2012) rather than at the time he ceased to serve on the Board, as is the case with the other Director Grants.

In early 2012, Mr. Marchionne advised Chrysler that he did not believe it appropriate that he receive the proceeds of his Director Grant in 2012. U.S. tax law restrictions, however, require that Mr. Marchionne’s Director Grant be paid in 2012.

To accommodate Mr. Marchionne’s wishes and to provide payment in accordance with U.S. tax restrictions, Mr. Marchionne and Chrysler have agreed that the entire gross proceeds of Mr. Marchionne’s Director Grant will be deposited directly into a third-party escrow account with JPMorgan Chase Bank, NA upon payment. Mr. Marchionne will satisfy all taxes arising from the payment using separate personal funds and will not have access to the Director Grant proceeds until he ceases Board service (or, if earlier, the tenth anniversary of the date of the agreement).

In order to place Mr. Marchionne in a similar economic position to that of Chrysler Group’s other directors, concurrent with the escrow deposit, the Board granted Mr. Marchionne an appreciation right (the “UAR Award”) in respect of the 499,478.5 Chrysler Group Units originally subject to his Director Grant, with a reference price per unit equal to the fair market value per unit at which the Director Grant was settled. Similar to the equity-based compensation granted to other Board members, the UAR Award will be exercisable by Mr. Marchionne only upon termination of his Board service (or if earlier, the tenth anniversary of this UAR award), and at exercise will provide Mr. Marchionne with a payment equal to the increase, if any, in the value of a Chrysler Group Unit since the UAR Award grant date.

The descriptions of the UAR terms set forth above are not complete and are qualified in all respects by reference to the UAR Award grant letter, a copy of which is attached as Exhibit 10.1.

Item 8.01.	Other Events.

On December 3, 2012, the Board agreed to establish a charitable foundation in recognition of Mr. Marchionne.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	UAR Award Grant Letter

16.1	Letter of Deloitte and Touche LLP dated December 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012

CHRYSLER GROUP LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	UAR Award Grant Letter

16.1	Letter of Deloitte and Touche LLP dated December 7, 2012